Exhibit 10.2

SEQUOIA SCIENCES, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following stock option grant (the “Option”) pursuant to the Sequoia Sciences, Inc. 2000 Stock Option/Stock Issuance Plan (the “Plan”) to purchase shares of Common Stock of Sequoia Sciences, Inc., a California corporation (the “Corporation”):

Optionee:

Grant Date:

Grant Number:	Option Price:	$	per share

Vesting: Commencement Date:

Number of Shares Subject to Option:			shares

Expiration Date:

Type of Option:	Incentive Stock Option

Non-Statutory Stock Option

Date Exercisable:

Immediately Exercisable: This option shall be immediately exercisable, provided that any shares acquired by Optionee (the “Option Shares”) shall be subject to vesting in accordance with the Vesting Schedule set forth in the Plan, and shall be subject to the Unvested Share Repurchase Option set forth in the Plan.

Non-Immediately Exercisable: This option shall be exercisable in accordance with the Vesting Schedule set forth in the Plan.

Vesting: Schedule

The Option Shares shall become vested in installments in accordance with the following provisions:

(i) No Option Shares shall vest unless and until the Optionee has completed three (3) months of Service (as defined in the Plan) measured from the Vesting Commencement Date.

(ii) Upon the completion of the three (3) month service period specified in subparagraph (i) above, the Purchaser shall vest in 6.25% of the Option Shares.

(iii) The options will become exercisable for the balance of the Option Shares in a series of forty-five (45) successive equal monthly installments upon the Optionee’s completion of each additional month of Service following the expiration of the initial three (3) month period measured from the Vesting Commencement Date.

Acceleration of Vesting Upon I.P.O.

The vesting of this option will accelerate upon the Corporation’s Initial Public Offering in accordance with Article II, Section 1.B. of the Plan.

The vesting of this option will not accelerate upon the Corporation’s Initial Public Offering.

Optionee understands that the Option is granted pursuant to the Corporation’s Plan. By signing below, optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms and conditions set forth in the Exercise of Option Agreement attached hereto as Exhibit B and the Shareholder Agreement attached hereto as Exhibit C.

Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit D.

REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE CORPORATION AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS AND SHAREHOLDERS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION’S SHARES. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE PLAN AND IN THE SHAREHOLDER AGREEMENT.

No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason whatsoever, with or without cause, subject to the rights, if any, of Optionee pursuant to a written employment or service agreement between Optionee and the Company.

Date

SEQUOIA SCIENCES, INC.,
a California corporation

By:

Title:

Optionee

Address: